FEDERAL INSURANCE COMPANY
Endorsement No:      4
Bond Number:      70437027

NAME OF ASSURED: PROFUND ADVISORS LLC

NAME OF ASSURED ENDORSEMENT

It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:
ProFunds
Access One Trust
ProShares Trust
ProShare Advisors LLC
ProFund Distributors, Inc.

Any Investment Company or Trust
registered under the Investment Company
Act of 1940 or under similar international law governing such investment company or trust which is listed in the schedule of funds attached to and forming part of this bond. Any series or portfolios of any such investment company or trust existing as of the effective date of this bond. Any investment company or trust created or sponsored by any fund during the policy period.

This Endorsement applies to loss discovered after 12:01 a.m. on March 31, 2008.

ALL OTHER TERMS AND CONDITIONS OF THIS
BOND REMAIN UNCHANGED.

Date: April 3, 2008   /s/ Robert Hamburger
			-----------------
			Authorized Representative

ICAP Bond
Form 17-02-0949 (Rev. 1-97)   Page 1


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              ENDORSEMENT/RIDER

Effective date of
this endorsement/rider: March 31, 2008

FEDERAL INSURANCE COMPANY

      Endorsement/Rider No.      5

      To be attached to and
      form a part of Bond No.      70437027

Issued to: PROFUND ADVISORS LLC

AUTOMATIC INCREASE IN LIMITS ENDORSEMENT

In consideration of the premium charged, it is agreed that GENERAL AGREEMENTS, Section C.
Additional Offices Or Employees-Consolidation,
Merger Or Purchase Or Acquisition Of Assets Or
Liabilities-Notice To Company, is amended by adding the following subsection:

Automatic Increase in Limits for Newly Created
Investment Companies or Increases in Assets

If an increase in bonding limits is required pursuant to rule 17g-1 of the Investment
Company Act of 1940 ("the Act"), including an increase due to the creation of a new registered management investment company, the minimum required increase in limits shall take place automatically without payment of additional premium for the remainder of the Bond Period, provided that the total combined
Limit of Liability for all ASSUREDS under this Bond does not exceed $11,200,000 as a result of such increase. If the Act requires bonding limits in excess of $11,200,000, then the increase in limits shall not occur unless the COMPANY has agreed in writing to do so.

The title and any headings in this
endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Bond shall remain unchanged.

			/s/ Robert Hamburger
			-----------------
			Authorized Representative

14-02-11919 (03/2006) Page 1